Exhibit 99.1

Home Bancorp Announces 2019 Second Quarter Results And Declares Quarterly Dividend

LAFAYETTE, La., July 23, 2019 /PRNewswire/ -- Home Bancorp, Inc. (Nasdaq: "HBCP") (the "Company"), the parent company for Home Bank, N.A. (the "Bank") (www.home24bank.com), reported results for the second quarter of 2019. Net income for the second quarter of 2019 was $6.6 million, or $0.71 per diluted common share ("EPS"), compared to $7.9 million, or $0.85 EPS, for the first quarter of 2019.

Key performance metrics for the second quarter of 2019 include:

  Loans grew by $44.0 million, or 11% annualized;
  Total deposits increased $11.6 million, or 3% annualized;
  Nonperforming assets decreased $1.1 million, or 4%;
  Return on average assets, return on average equity and return on average tangible common equity were 1.20%, 8.48% and 11.25%, respectively;
  Net income declined $1.3 million, or 17%, compared to the previous quarter, due primarily to facilities-related charges of $504,000 (net of tax), higher compensation and benefits expense and provisioning for loan growth;
  The net interest margin was 4.36%, a decline of 5 basis points as higher deposit costs outpaced an increase in loan yields;
  Share repurchases totaled 83,188 shares at an average price of $36.17 per share; and
  Bank capital remained strong with a common equity ratio of 14.12% at quarter end.

"The Home Bank team is focused on adding value to our customers' financial lives," stated John W. Bordelon, President and Chief Executive Officer of the Company and the Bank, "That focus provided loan portfolio growth in the second quarter at an annualized rate of 11% as our customers made significant investments in their businesses."

"Our team opened a new branch and relocated another branch in Baton Rouge to better serve our customers and to expand on the growth opportunities we see in that region," added Bordelon, "These new locations are off to a great start as more businesses and individuals learn of our commitment to helping them prosper."

The Company also announced that its Board of Directors declared a quarterly cash dividend on shares of its common stock of $0.21 per share payable on August 16, 2019, to shareholders of record as of August 5, 2019.

Loans and Credit Quality

Loans totaled $1.7 billion at June 30, 2019, an increase of $44.0 million, or 3%, from March 31, 2019. Loan growth for the second quarter, which totaled 11% on an annualized basis, was primarily driven by increases in commercial real estate loans (up $30.5 million), construction and land loans (up $6.6 million) and commercial and industrial loans (up $5.0 million). Commercial real estate loan growth was spread across our Louisiana markets in a variety of industries. Construction and land loans increased primarily due to growth in existing real estate development relationships located in the Baton Rouge and Northshore (of Lake Pontchartrain) markets. Commercial and industrial loan growth was due primarily to increases in agriculture production and farm-related loans in the southwest Acadiana market.

The following table sets forth the composition of the Company's loan portfolio as of the dates indicated.

	June 30,	March 31,	Increase/(Decrease)
(dollars in thousands)	2019	2019	Amount	Percent
Real estate loans:
One- to four-family first mortgage	$442,896	$441,921	$975	-%
Home equity loans and lines	81,794	80,598	1,196	1
Commercial real estate	691,939	661,446	30,493	5
Construction and land	200,153	193,541	6,612	3
Multi-family residential	47,827	46,055	1,772	4
Total real estate loans	1,464,609	1,423,561	41,048	3
Other loans:
Commercial and industrial	179,394	174,405	4,989	3
Consumer	48,945	51,002	(2,057)	(4)
Total other loans	228,339	225,407	2,932	1
Total loans	$1,692,948	$1,648,968	$43,980	3%

Nonperforming assets ("NPAs"), excluding purchased credit impaired loans, totaled $28.0 million at June 30, 2019, a decrease of $1.1 million, or 4%, compared to March 31, 2019. The ratio of NPAs to total assets was 1.26% at June 30, 2019, compared to 1.32% at March 31, 2019.

The Company recorded net loan charge-offs of $96,000 during the second quarter of 2019, compared to net loan charge-offs of $168,000 for the first quarter of 2019. The Company's provision for loan losses for the second quarter of 2019 was $765,000, compared to $390,000 for the first quarter of 2019. The increase in the provision for loan losses during the second quarter was primarily due to loan growth.

The ratio of the allowance for loan losses to total loans was 1.02% at June 30, 2019, compared to 1.00% at March 31, 2019. Excluding acquired loans, the ratio of the allowance for loan losses to total loans was 1.33% at June 30, 2019, compared to 1.34% at March 31, 2019.

Direct Energy Exposure

The outstanding balance of direct loans to borrowers in the energy sector totaled $40.5 million, or 2% of total outstanding loans, at June 30, 2019, compared to $43.0 million, or 3% of total outstanding loans, at March 31, 2019. Unfunded loan commitments to customers in the energy sector totaled $7.3 million at June 30, 2019, compared to $7.4 million at March 31, 2019. At June 30, 2019, loans constituting 94% of the balance of our direct energy-related portfolio were performing in accordance with their original loan agreements. The Company holds no shared national credits.

The allowance for loan losses attributable to originated direct energy-related loans totaled 2.58% of the outstanding balance of originated energy-related portfolio at June 30, 2019, compared to 2.43% at March 31, 2019.

Deposits

Total deposits increased $11.6 million, or 1%, during the second quarter of 2019 to $1.8 billion at June 30, 2019. The following table sets forth the composition of the Company's deposits as of the dates indicated.

	June 30,	March 31,	Increase/(Decrease)
(dollars in thousands)	2019	2019	Amount	Percent
Demand deposits	$449,402	$442,940	$6,462	1%
Savings	205,798	202,762	3,036	1
Money market	278,514	291,747	(13,233)	(5)
NOW	506,025	501,126	4,899	1
Certificates of deposit	389,430	378,973	10,457	3
Total deposits	$1,829,169	$1,817,548	$11,621	1%

Share Repurchases

The Company repurchased 83,188 shares of its common stock during the second quarter of 2019 at an average price per share of $36.17 under the Company's outstanding share repurchase plan. An additional 118,889 shares remain eligible for purchase under the current repurchase plan. The book value per share and tangible book value per share of the Company's common stock was $33.20 and $26.29, respectively, at June 30, 2019.

Net Interest Income

Net interest income for the second quarter of 2019 totaled $21.9 million, an increase of $153,000, or 1%, compared to the first quarter of 2019. Net interest income increased primarily due to a $614,000, or 3%, increase in loan income, which was partially offset by a $404,000, or 12%, increase in the cost of deposits. The Company's net interest margin was 4.36% for the second quarter of 2019, five basis points lower than the first quarter of 2019, as the cost of deposits outpaced an increase in loan yields.

The following table sets forth the Company's average volume and rate of its interest-earning assets and interest-bearing liabilities for the periods indicated. Taxable equivalent ("TE") yields on investment securities are calculated using a marginal tax rate of 21%.

	For the Three Months Ended
	June 30, 2019			March 31, 2019
(dollars in thousands)	Average Balance	Interest	Average Yield/ Rate	Average Balance	Interest	Average Yield/ Rate
Interest-earning assets:
Loans receivable
Originated loans	$1,136,566	$15,841	5.53%	$1,106,230	$14,943	5.42%
Acquired loans	529,275	7,971	5.99	543,396	8,255	6.11
Total loans receivable	1,665,841	23,812	5.68	1,649,626	23,198	5.64
Investment securities (TE)	271,267	1,729	2.60	272,745	1,808	2.71
Other interest-earning assets	55,959	380	2.72	55,550	363	2.65
Total interest-earning assets	$1,993,067	$25,921	5.18%	$1,977,921	$25,369	5.15%

Interest-bearing liabilities:
Deposits:
Savings, checking, and money market	$985,349	$2,097	0.85%	$983,184	$2,006	0.83%
Certificates of deposit	383,345	1,638	1.71	367,614	1,325	1.46
Total interest-bearing deposits	1,368,694	3,735	1.09	1,350,798	3,331	1.00
Other borrowings	5,539	53	3.84	5,539	53	3.89
FHLB advances	57,182	258	1.80	58,195	263	1.81
Total interest-bearing liabilities	$1,431,415	$4,046	1.13%	$1,414,532	$3,647	1.04%

Net interest spread (TE)			4.05%			4.11%
Net interest margin (TE)			4.36%			4.41%

Noninterest Income

Noninterest income for the second quarter of 2019 totaled $3.0 million, a decrease of $188,000, or 6%, from the first quarter of 2019. Write-downs of three buildings acquired through mergers and two relocating branch locations totaled $347,000 (pre-tax) during the quarter. The decrease in noninterest income was partially offset by an increase in bank card fees.

Noninterest Expense

Noninterest expense for the second quarter of 2019 totaled $16.0 million, an increase of $661,000, or 4%, compared to the first quarter of 2019. The increase primarily resulted from higher compensation and benefits and occupancy expenses. The rise in compensation and benefits (up $515,000, or 6%) was driven primarily by routine annual salary adjustments and elevated employee health care claims. The increase in occupancy expenses (up $402,000, or 25%) was primarily due to $291,000 of costs incurred to terminate lease space acquired through a previous merger.

Income Tax Expense

Income tax expense for the second quarter of 2019 totaled $1.6 million, an increase of $239,000, or 18%, compared to the first quarter of 2019. The Company's effective tax rate was 19.1% for the second quarter of 2019, compared to 14.3% for the first quarter of 2019. The rise in income taxes was due primarily to reduced levels of stock option exercises. During the first quarter of 2019, elevated levels of stock option exercises decreased income tax expense by $514,000. These options were associated with the 2009 stock option plan and were scheduled to expire in May 2019.

Non-GAAP Reconciliation

	For the Three Months Ended
(dollars in thousands, except per share data)	June 30, 2019	March 31, 2019	June 30, 2018

Reported net income	$6,580	$7,890	$7,776
Add: CDI amortization, net tax	314	324	359
Non-GAAP tangible income	$6,894	$8,214	$8,135

Total Assets	$2,220,386	$2,202,675	$2,159,976
Less: Intangible assets	65,247	65,645	67,035
Non-GAAP tangible assets	$2,155,139	$2,137,030	$2,092,941

Total shareholders' equity	$313,494	$308,935	$289,361
Less: Intangible assets	65,247	65,645	67,035
Non-GAAP tangible shareholders' equity	$248,247	$243,290	$222,326

Originated loans	$1,177,630	$1,108,655	$987,642
Acquired loans	515,318	540,313	638,037
Total loans	$1,692,948	$1,648,968	$1,625,679

Originated allowance for loan losses	$15,635	$14,829	$13,828
Acquired allowance for loan losses	1,604	1,741	1,145
Total allowance for loan losses	$17,239	$16,570	$14,973

Return on average equity	8.48%	10.45%	10.89%
Add: Average intangible assets	2.77	3.41	4.00
Non-GAAP return on average tangible common equity	11.25%	13.86%	14.89%

Common equity ratio	14.12%	14.03%	13.40%
Less: Intangible assets	2.60	2.65	2.78
Non-GAAP tangible common equity ratio	11.52%	11.38%	10.62%

Book value per share	$33.20	$32.62	$30.66
Less: Intangible assets	6.91	6.93	7.10
Non-GAAP tangible book value per share	$26.29	$25.69	$23.56

This news release contains financial information determined by methods other than in accordance with generally accepted accounting principles ("GAAP"). The Company's management uses this non-GAAP financial information in its analysis of the Company's performance. In this news release, information is included which excludes acquired loans, write down on bank properties, early termination cost for office lease, merger expenses and intangible assets. Management believes the presentation of this non-GAAP financial information provides useful information that is helpful to a full understanding of the Company's financial position and operating results. This non-GAAP financial information should not be viewed as a substitute for financial information determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP financial information presented by other companies.

This news release contains certain forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors - many of which are beyond our control - could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Home Bancorp's Annual Report on Form 10-K for the year ended December 31, 2018, describes some of these factors, including risk elements in the loan portfolio, the level of the allowance for losses on loans, risks of our growth strategy, geographic concentration of our business, dependence on our management team, risks of market rates of interest and of regulation on our business and risks of competition. Forward-looking statements speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events.

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF FINANCIAL CONDITION
(Unaudited)

	June 30,	December 31,	%	June 30,	March 31,
(dollars in thousands)	2019	2018	Change	2018	2019
Assets
Cash and cash equivalents	$ 71,325	$ 59,618	20%	$ 80,489	$ 103,786
Interest-bearing deposits in banks	694	939	(26)	1,429	694
Investment securities available for sale, at fair value	261,626	260,131	1	264,259	267,310
Investment securities held to maturity	8,163	10,872	(25)	12,869	9,110
Mortgage loans held for sale	4,501	2,086	116	9,711	1,986
Loans, net of unearned income	1,692,948	1,649,754	3	1,625,679	1,648,968
Allowance for loan losses	(17,239)	(16,348)	5	(14,973)	(16,570)
Total loans, net of allowance for loan losses	1,675,709	1,633,406	3	1,610,706	1,632,398
Office properties and equipment, net	47,698	47,124	1	45,192	47,030
Cash surrender value of bank-owned life insurance	39,927	29,560	35	29,228	29,725
Goodwill and core deposit intangibles	65,247	66,055	(1)	67,035	65,645
Accrued interest receivable and other assets	45,496	43,867	4	39,058	44,991
Total Assets	$ 2,220,386	$ 2,153,658	3	$ 2,159,976	$ 2,202,675

Liabilities
Deposits	$ 1,829,169	$ 1,773,217	3%	$ 1,788,545	$ 1,817,548
Other borrowings	5,539	5,539	-	-	5,539
Federal Home Loan Bank advances	54,615	58,698	(7)	69,974	57,889
Accrued interest payable and other liabilities	17,569	12,164	44	12,096	12,764
Total Liabilities	1,906,892	1,849,618	3	1,870,615	1,893,740

Shareholders' Equity
Common stock	94	95	(1)%	94	95
Additional paid-in capital	169,233	168,243	1	166,897	169,091
Common stock acquired by benefit plans	(3,351)	(3,539)	(5)	(3,737)	(3,443)
Retained earnings	146,348	141,447	3	129,645	143,998
Accumulated other comprehensive income	1,170	(2,206)	153	(3,538)	(806)
Total Shareholders' Equity	313,494	304,040	3	289,361	308,935
Total Liabilities and Shareholders' Equity	$ 2,220,386	$ 2,153,658	3	$ 2,159,976	$ 2,202,675

HOME BANCORP, INC. AND SUBSIDIARY
CONDENSED STATEMENTS OF INCOME
(Unaudited)

	For The Three Months Ended			For the Six Months Ended
	June 30,		%	June 30,		%
(dollars in thousands except per share data)	2019	2018	Change	2019	2018	Change
Interest Income
Loans, including fees	$ 23,812	$ 23,527	1%	$ 47,010	$ 46,331	1%
Investment securities	1,729	1,710	1	3,537	3,204	10
Other investments and deposits	380	338	12	743	765	(3)
Total interest income	25,921	25,575	1	51,290	50,300	2

Interest Expense
Deposits	3,735	1,927	94%	7,066	3,829	85%
Other borrowings expense	53	-	-	106	-	-
Federal Home Loan Bank advances	258	312	(17)	521	630	(17)
Total interest expense	4,046	2,239	81	7,693	4,459	73
Net interest income	21,875	23,336	(6)	43,597	45,841	(5)
Provision for loan losses	765	581	32	1,155	1,545	(25)
Net interest income after provision for loan losses	21,110	22,755	(7)	42,442	44,296	(4)

Noninterest Income
Service fees and charges	1,413	1,520	(7)%	2,880	3,174	(9)%
Bank card fees	1,212	1,196	1	2,273	2,295	(1)
Gain on sale of loans, net	248	201	23	403	408	(1)
Income from bank-owned life insurance	202	164	23	367	324	13
(Loss) gain on the closure or sale of assets, net	(327)	-	-	(328)	145	(326)
Other income	229	264	(13)	547	481	14
Total noninterest income	2,977	3,345	(11)	6,142	6,827	(10)

Noninterest Expense
Compensation and benefits	9,613	9,222	4%	18,711	18,164	3%
Occupancy	2,008	1,719	17	3,614	3,394	6
Marketing and advertising	308	329	(6)	579	610	(5)
Data processing and communication	1,596	2,344	(32)	3,018	4,023	(25)
Professional fees	218	306	(29)	457	592	(23)
Forms, printing and supplies	181	274	(34)	342	631	(46)
Franchise and shares tax	398	363	10	797	729	9
Regulatory fees	283	343	(17)	590	722	(18)
Foreclosed assets, net	40	87	(54)	281	190	48
Amortization of acquisition intangible	398	455	(13)	808	957	(16)
Other expenses	909	880	3	2,046	1,900	8
Total noninterest expense	15,952	16,322	(2)	31,243	31,912	(2)
Income before income tax expense	8,135	9,778	(17)	17,341	19,211	(10)
Income tax expense	1,555	2,002	(22)	2,871	3,972	(28)
Net income	$ 6,580	$ 7,776	(15)	$ 14,470	$ 15,239	(5)

Earnings per share - basic	$ 0.72	$ 0.85	(15)%	$ 1.58	$ 1.68	(6)%
Earnings per share - diluted	$ 0.71	$ 0.83	(14)	$ 1.56	$ 1.64	(5)

Cash dividends declared per common share	$ 0.21	$ 0.17	24%	$ 0.41	$ 0.32	28%

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY FINANCIAL INFORMATION
(Unaudited)

	For The Three Months Ended			For The Three
	June 30,		%	Months Ended	%
	2019	2018	Change	March 31, 2019	Change
(dollars in thousands except per share data)
EARNINGS DATA
Total interest income	$ 25,921	$ 25,575	1%	$ 25,369	2%
Total interest expense	4,046	2,239	81	3,647	11
Net interest income	21,875	23,336	(6)	21,722	1
Provision for loan losses	765	581	32	390	96
Total noninterest income	2,977	3,345	(11)	3,165	(6)
Total noninterest expense	15,952	16,322	(2)	15,291	4
Income tax expense	1,555	2,002	(22)	1,316	18
Net income	$ 6,580	$ 7,776	(15)	$ 7,890	(17)

AVERAGE BALANCE SHEET DATA
Total assets	$ 2,190,604	$ 2,164,664	1%	$ 2,166,317	1%
Total interest-earning assets	1,993,067	1,981,710	1	1,977,921	1
Total loans	1,665,841	1,634,310	2	1,649,626	1
Total interest-bearing deposits	1,368,694	1,347,046	2	1,350,798	1
Total interest-bearing liabilities	1,431,415	1,417,322	1	1,414,532	1
Total deposits	1,810,377	1,804,376	-	1,786,181	1
Total shareholders' equity	311,308	286,482	9	306,240	2

SELECTED RATIOS (1)
Return on average assets	1.20%	1.44%	(16)%	1.48%	(19)%
Return on average equity	8.48	10.89	(22)	10.45	(19)
Common equity ratio	14.12	13.40	5	14.03	1
Efficiency ratio (2)	64.19	61.17	5	61.44	5
Average equity to average assets	14.21	13.23	7	14.14	1
Tier 1 leverage capital ratio(3)	11.15	10.16	10	10.93	2
Total risk-based capital ratio(3)	15.75	14.52	8	15.27	3
Net interest margin (4)	4.36	4.69	(7)	4.41	(1)

SELECTED NON-GAAP RATIOS (1)
Tangible common equity ratio(5)	11.52%	10.62%	8%	11.38%	1%
Return on average tangible common equity(6)	11.25	14.89	(24)	13.86	(19)

PER SHARE DATA
Earnings per share - basic	$ 0.72	$ 0.85	(15)	$ 0.86	(17)%
Earnings per share - diluted	0.71	0.83	(14)	0.85	(17)
Book value at period end	33.20	30.66	8	32.62	2
Tangible book value at period end	26.29	23.56	12	25.69	2
Shares outstanding at period end	9,441,800	9,437,654	-%	9,471,857	-
Weighted average shares outstanding
Basic	9,155,074	9,047,753	1%	9,123,786	-%
Diluted	9,207,880	9,299,360	(1)	9,247,851	-

(1) With the exception of end-of-period ratios, all ratios are based on average monthly balances during the respective periods.
(2) The efficiency ratio represents noninterest expense as a percentage of total revenues. Total revenues is the sum of net interest income and noninterest income.
(3) Estimated capital ratios are end of period ratios for the Bank only.
(4) Net interest margin represents net interest income as a percentage of average interest-earning assets. Taxable equivalent yields are calculated using a marginal tax rate of 21%.
(5) Tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets. See "Non-GAAPReconciliation" for additional information.

(6)  Return on average tangible common equity is net income plus amortization of core deposit intangible, net of taxes, divided by average commonshareholders' equity less average intangible assets. See "Non-GAAP Reconciliation" for additional information.

HOME BANCORP, INC. AND SUBSIDIARY
SUMMARY CREDIT QUALITY INFORMATION
(Unaudited)

	June 30, 2019			March 31, 2019			June 30, 2018
	Acquired	Originated	Total	Acquired	Originated	Total	Acquired	Originated	Total
(dollars in thousands)
CREDIT QUALITY(1)
Nonaccrual loans (2)	$ 10,945	$ 15,027	$ 25,972	$ 11,733	$ 14,838	$ 26,571	$ 3,696	$ 18,548	$ 22,244
Accruing loans past due 90 days and over	-	-	-	-	-	-	-	-	-
Total nonperforming loans	10,945	15,027	25,972	11,733	14,838	26,571	3,696	18,548	22,244
Foreclosed assets	1,893	87	1,980	2,336	145	2,481	406	86	492
Total nonperforming assets	12,838	15,114	27,952	14,069	14,983	29,052	4,102	18,634	22,736
Performing troubled debt restructurings	217	1,080	1,297	219	1,131	1,350	1,054	2,717	3,771
Total nonperforming assets and troubled
debt restructurings	$ 13,055	$ 16,194	$ 29,249	$ 14,288	$ 16,114	$ 30,402	$ 5,156	$ 21,351	$ 26,507

Nonperforming assets to total assets			1.26%			1.32%			1.05%
Nonperforming loans to total assets			1.17			1.21			1.03
Nonperforming loans to total loans			1.53			1.61			1.37
Allowance for loan losses to nonperforming assets			61.67			57.04			65.85
Allowance for loan losses to nonperforming loans			66.38			62.36			67.31
Allowance for loan losses to total loans			1.02			1.00			0.92

Year-to-date loan charge-offs			$ 288			$ 180			$ 1,545
Year-to-date loan recoveries			24			12			166
Year-to-date net loan charge-offs			$ 264			$ 168			$ 1,379
Annualized YTD net loan charge-offs to average loans			0.03%			0.04%			0.17%

(1)  Nonperforming loans consist of nonaccruing loans and accruing loans 90 days or more past due. Purchased credit impaired loans accounted for in pools with an accretable yield are considered to be performing and are excluded from nonperforming loans. Nonperforming assets consist of nonperforming loans and repossessed assets.  It is our policy to cease accruing interest on loans 90 days or more past due. Repossessed assets consist of assets acquired through foreclosure or acceptance of title in-lieu of foreclosure.

(2)  Nonaccrual loans include originated restructured loans placed on nonaccrual totaling $9.9 million, $9.9 million and $10.4 million at June 30, 2019, March 31, 2019 and June 30, 2018, respectively. Acquired restructured loans placed on nonaccrual totaled $1.9 million, $1.2 million and $949,000 at June 30, 2019, March 31, 2019 and June 30, 2018, respectively.

CONTACT: John W. Bordelon (http://home24bank.investorroom.com/index.php?s=20&item=51), President and CEO (337) 237-1960